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                                                                   EXHIBIT 3.1.2


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  PULITZER INC.

                                     * * * *

     PULITZER INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "GCL")

     DOES HEREBY CERTIFY THAT:

     FIRST: The name of the Corporation is Pulitzer Inc. and the date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Secretary of State") was May 22, 1998.

     SECOND: The Board of Directors of the Corporation, by unanimous written consent pursuant to Section 141(f) of the GCL, adopted resolutions proposing and declaring advisable that the Certificate of Incorporation of the Corporation be restated and amended and directing submission of the following resolution to the sole stockholder of the Corporation for its consideration thereof.


     RESOLVED, that the text of the Certificate of Incorporation be restated and amended as follows:





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                                   "ARTICLE I

                                      NAME

     The name of the corporation is Pulitzer Inc. (hereinafter referred to as the "Corporation").


                                   ARTICLE II

                                AGENT FOR SERVICE

     The name and address of the Corporation's agent for service of process in Delaware is:

                          The Corporation Trust Company
                            Corporation Trust Center
                               1209 Orange Street
                              Wilmington, Delaware
                              County of New Castle


                                   ARTICLE III

                                     CAPITAL

     (1) Classes and Number of Shares.

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is 300,000,000 shares. The classes and the aggregate number of shares of stock of each class which the Corporation shall have authority to issue are as follows:

     A. 100,000,000 shares of Common Stock, $0.01 par value ("Common Stock").

     B. 100,000,000 shares of Class B Common Stock, $0.01 par value ("Class B Common Stock").

     C. 100,000,000 shares of Preferred Stock, $0.01 par value ("Preferred Stock").

     (2) Powers and Rights of the Common Stock and the Class B Common Stock.


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     A. Voting Rights and Powers. Except as otherwise provided in this Restated
Certificate of Incorporation or required by law, with respect to all matters upon which stockholders are entitled to vote, the holders of the outstanding shares of Common Stock and the holders of any outstanding shares of Class B Common Stock shall vote together with the holders of any other outstanding shares of voting capital stock of the Corporation, without regard to class, and every holder of outstanding shares of Common Stock shall be entitled to cast thereon one vote in person or by proxy for each share of Common Stock standing in his name, and every holder of the outstanding shares of Class B Common Stock shall be entitled to cast thereon ten votes in person or by proxy for each share of Class B Common Stock standing in his name. The holders of shares of Common Stock shall have the relevant class voting rights set forth in Article XIV.

     B. Dividends and Distributions.

     (i) Except as otherwise expressly provided in clause (ii) of this Section
(2)B, at any time shares of Class B Common Stock are outstanding, as and when dividends or other distributions payable in either cash, capital stock of the Corporation (other than Common Stock or Class B Common Stock) or other property of the Corporation may be declared by the Board of Directors, the amount of any such dividend payable on each share of Common Stock shall in all cases be equal to the amount of such dividend payable on each share of Class B Common Stock, and the amount of any such dividend payable on each share of Class B Common Stock shall in all cases be equal to the amount of the dividend payable on each share of Common Stock. Dividends and distributions payable in shares of Class B Common Stock may not be made on or to shares of any class of the Corporation's capital stock other than the Class B Common Stock, and dividends payable in shares of Common Stock may not be made on or to shares of any class of the Corporation's capital stock other than the Common Stock. If a dividend or distribution payable in shares of Common Stock shall be made on the shares of Common Stock, a dividend or distribution payable in shares of Class B Common Stock shall be made simultaneously on the shares of Class B Common Stock, and the number of shares of Class B Common Stock payable on each share of Class B Common Stock pursuant to such dividend or distribution shall be equal to the number of shares of Common Stock payable on each share of Common Stock pursuant to such dividend or distribution.

     (ii) In the case of any dividend or other distribution payable in stock of any corporation which immediately prior to the time of such dividend or other distribution is a wholly-owned subsidiary of the Corporation and which possesses authority to issue shares of capital stock with voting characteristics substantially similar to those of the shares of Common Stock and Class B Common Stock, respectively, provided in this Restated Certificate of Incorporation (an "Article III(2)B Subsidiary"), including a distribution pursuant to a stock dividend or division or split-up of the shares of the Corporation, (X) only shares of capital stock of an Article III(2)B Subsidiary with voting characteristics substantially similar to those of the Class B Common Stock ("Article III(2)B Subsidiary Class B Common Stock") shall be distributed with respect to shares of Class B Common Stock and only shares of capital stock of an
Article III(2)B Subsidiary with voting characteristics substantially similar to those of the Common Stock ("Article III(2)B Subsidiary

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Common Stock") shall be distributed with respect to shares of Common Stock; (Y)
the number of shares of Article III(2)B Subsidiary Class B Common Stock payable on each share of Class B Common Stock pursuant to such dividend or other distribution shall be equal to the number of shares of Article III(2)B Subsidiary Common Stock payable on each share of Common Stock pursuant to such dividend or other distribution; and (Z) such dividends or other distributions of shares of Article III(2)B Subsidiary Common Stock and Article III(2)B Subsidiary Class B Common Stock shall be made simultaneously.

     C. Distribution of Assets Upon Liquidation. In the event the Corporation shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, after there shall have been paid or set aside for the holders of all shares of the Preferred Stock then outstanding the full preferential amounts to which they are entitled under the resolutions authorizing the issuance of such Preferred Stock, the net assets of the Corporation remaining thereafter shall be divided among the holders of the Common Stock and Class B Common Stock in such a manner that the amount of such net assets distributed to each share of Common Stock shall be equal to the amount of such net assets distributed to each share of Class B Common Stock.

     D. Issuance of the Class B Common Stock. Class B Common Stock may only be issued (i) in accordance with and pursuant to the terms of that certain Agreement and Plan of Merger among Pulitzer Publishing Company, a Delaware corporation which immediately prior to the filing of this Restated Certificate of Incorporation owned all of the issued and outstanding shares of capital stock of the Corporation ("Pulitzer Publishing"), the Corporation and Hearst-Argyle Television, Inc. (as amended, the "Merger Agreement") or (ii) in the form of a distribution or distributions pursuant to a stock dividend or division or split-up of the shares of Class B Common Stock and only then in respect of the issued shares of Class B Common Stock.

     E. Restrictions on Transfer of Class B Common Stock.

     (i) No record holder of shares of Class B Common Stock (each a "Class B Holder") may transfer, and the Corporation shall not register the transfer of, any shares of Class B Common Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except (X) in accordance with and pursuant to the terms of the Merger Agreement or (Y) to a Permitted Transferee (each a "Permitted Transfer"). The term Permitted Transferee has the following meanings with respect to each Class B Holder:

     (a) The following persons shall be "Permitted Transferees" of each Class B Holder who is a natural person:

          1. The spouse or former spouse of such Class B Holder; any Original Holder (as defined in clause (iii) of this Section (2)E) or the spouse or former spouse of any Original Holder; any lineal descendant of any Original Holder or of the spouse or former spouse of any Original

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      Holder; and any spouse or former spouse of such lineal descendant
     (hereinafter such Class B Holder's "Family Members");

          2. The trustee or trustees of a voting trust of which a Controlling Number (as defined in clause (iii) of this Section (2)E) of such trustees are any of the following (each a "Qualified Person"): (i) such Class B Holder, (ii) one of such Class B Holder's Family Members, (iii) an executive officer (as defined in Rule 3b-7 of the General Rules and Regulations under the Exchange Act, as in effect on December 31, 1998) of the Corporation or any wholly-owned subsidiary of the Corporation, (iv) a director of the Corporation, or (v) any person who is the duly designated initial or subsequent successor of an Original Holder in accordance with the terms of such voting trust;

          3. The trustee or trustees of a trust (other than a voting trust) solely for the benefit of such Class B Holder or one or more of such Class B Holder's Permitted Transferees described in each subclause of this clause
     (a) other than subclause (2) or this subclause (3);

          4. Any organization contributions to which are deductible for federal income, estate or gift tax purposes or any split interest trust described in Section 4947 of the Internal Revenue Code as it may from time to time be amended, and of which a Controlling Number of the members of the Board of Directors or other governing body or group having the ultimate authority, inter alia, to vote, dispose or direct the voting or disposition of the shares of Class B Common Stock held by such organization ("Governing Body") are Qualified Persons (a "Charitable Organization");

          5. A corporation of which a majority of the outstanding shares of capital stock entitled to vote generally for the election of directors is beneficially owned by, or a partnership of which a majority of the partnership interests entitled to participate in the management of the partnership are beneficially owned by, or a limited liability company of which a majority of the membership interests entitled to participate in the management of the limited liability company are beneficially owned by, such Class B Holder or his or her Permitted Transferees described in each subclause of this clause (a) other than this subclause (5); and

          6. If the Class B Holder is deceased, bankrupt or insolvent, the estate of such Class B Holder.

          (b) In the case of one or more Class B Holders holding shares of Class B Common Stock as trustees pursuant to a voting trust or any other trust (other than

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a Charitable Organization or a trust described in clause (d) below) as a result of a Permitted Transfer, "Permitted Transferee" means, with respect to each share of Class B Common Stock so transferred to such trustees, (X) any person who transferred such share of Class B Common Stock to such trustees and (Y) any Permitted Transferee of any such transferor, and, with respect to each Subsequent Class B Share (as defined in clause (iii) of this Section (2)E) held by such trustees, any person who is a Permitted Transferee with respect to the share of Class B Common Stock in respect of which such Subsequent Class B Share was issued.

     (c) In the case of one or more Class B Holders holding shares of Class B Common Stock as trustees pursuant to a trust (other than a voting trust or a Charitable Organization) in effect immediately prior to the issuance of shares of Class B Common Stock in accordance with this Section (2)D, "Permitted Transferee" means (X) with respect to each share of Class B Common Stock so held, (i) any person who originally established the trust and any person who would be a Permitted Transferee thereof, (ii) any Original Holder or a Permitted Transferee thereof and (iii) any person to whom or for whose benefit any portion of the principal of the trust may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise and (Y) with respect to each Subsequent Class B Share so held, any person who is a Permitted Transferee with respect to the share of Class B Common Stock in respect of which such Subsequent Class B Share was issued.

     (d) In the case of any Charitable Organization that is a Class B Holder, "Permitted Transferee" means, (X) with respect to any share of Class B Common Stock transferred to such Charitable Organization in a Permitted Transfer, the transferor in such Permitted Transfer and any Permitted Transferee of such transferor and (Y) with respect to each Subsequent Class B Share held by such Charitable Organization, any person who is a Permitted Transferee with respect to the share of Class B Common Stock in respect of which such Subsequent Class B Share was issued.

     (e) In the case of a Class B Holder that is a corporation, partnership or limited liability company (other than a Charitable Organization) holding shares of Class B Common Stock as a result of a Permitted Transfer, "Permitted Transferee" means with respect to each share of Class B Common Stock so transferred to such corporation, partnership or limited liability company (X) any person who transferred such share of Class B Common Stock to such corporation, partnership or limited liability company and (Y) any Permitted Transferee of any such transferor, and, with respect to each Subsequent Class B Share held by such corporation, partnership or limited liability company, any person who is a Permitted Transferee with respect to the share of Class B Common Stock in respect of which such Subsequent Class B Share was issued.

     (f) In the case of a Class B Holder that is the estate of a deceased, bankrupt or insolvent Class B Holder, "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Class B Holder.


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     (ii) Notwithstanding anything to the contrary set forth herein, any Class B
Holder may (X) transfer shares of Class B Common Stock to any person who or which would have been a "Permitted Transferee" of shares of Class B Common Stock of Pulitzer Publishing in accordance with and pursuant to the terms of that certain Restated Certificate of Incorporation of Pulitzer Publishing, dated December 4, 1986, filed with the Secretary of State of Delaware on December 8, 1986 and in effect on December 31, 1998 and (Y) pledge shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Section (2)E. In the event of foreclosure or other similar action with respect to such shares by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Common Stock, as the pledgee may elect.

     (iii) For purposes of this Section (2)E:

     (a) The term "Controlling Number" means the minimum number of trustees, in the case of a trust, or members of a Governing Body, in the case of any other form of entity, whose affirmative vote is necessary to take any action on, or whose negative vote, abstention or failure to attend is sufficient to prevent any action with respect to the voting or disposition of shares of capital stock held by such entity;

     (b) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (c) The term "Original Holder" means any person to whom or to which Pulitzer Publishing distributed and transferred shares of Class B Common Stock of the Corporation in accordance with and pursuant to the terms of the Merger Agreement.

     (d) The term "Subsequent Class B Share" means any share of Class B Common Stock issued by the Corporation to a Class B Holder in respect of an existing share of Class B Common Stock held by such Class B Holder.

     (e) The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

     (f) A minor for whom shares of Class B Common Stock are held pursuant to the Uniform Gifts to Minors Act, as in effect in any state, or any similar law, shall be considered a Class B Holder.

     (g) Unless otherwise specified, the term "person" means both natural persons and legal entities.


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     (h) Without derogating from the election conferred upon the Corporation pursuant to paragraph (iv) below, each reference to a corporation shall include any successor corporation resulting from merger or consolidation; each reference to a partnership shall include any successor partnership resulting from the death or withdrawal of a partner; and each reference to a limited liability company shall include any successor legal entity resulting from merger or consolidation.

     (i) The term "beneficial owner" has the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on December 31, 1998.

     (j) All references to "spouse or former spouse" shall include a deceased spouse.

     (iv) If at any time after the effective date of this Restated Certificate of Incorporation, any of the following events shall occur:

     (a) A Controlling Number of the trustees of any voting trust that is a Class B Holder shall cease to be Qualified Persons;

     (b) A Controlling Number of the Governing Body of any Charitable Organization that is a Class B Holder shall cease to be Qualified Persons; or

     (c) A corporation, partnership or limited liability company that first became a Class B Holder as a result of a Permitted Transfer shall thereafter by reason of any transfer of the beneficial ownership of the capital stock, partnership interests or membership interests thereof cease to be a Permitted Transferee of the transferor in such Permitted Transfer;

     then, at any time after the occurrence of any such event, upon the election of the Corporation given by written notice to the trustees of such voting trust, Charitable Organization, corporation, partnership or limited liability company, as the case may be, without further action on anyone's part, each share of Class B Common Stock held by such entity shall be converted into one share of Common Stock, effective upon the giving of such notice, and the stock certificates formerly representing the shares of Class B Common Stock held by such entity shall thereupon and thereafter be deemed to represent such shares of Common Stock.

     (v) Anything contained in this Section (2)E to the contrary notwithstanding:

     (a) Shares of Class B Common Stock may be registered in the names of more than one person only if each person in whose name the shares of Class B Common Stock are to be registered is a Permitted Transferee of each such other person. If shares of Class B Common Stock are registered in the names of more than one person in accordance with this

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subclause (a), then any subsequent transfer of such shares of Class B Common
Stock to any Permitted Transferee of any person in whose name such shares are registered shall be a Permitted Transfer.

     (b) Any transfer of shares of Class B Common Stock to the Corporation or any wholly-owned subsidiary of the Corporation, to an employee benefit plan established and maintained by the Corporation or any wholly-owned subsidiary of the Corporation or to any trustee or fiduciary with respect to any such plan in such capacity shall be a Permitted Transfer, and the Corporation or any wholly-owned subsidiary of the Corporation and any such plan, trustee or fiduciary shall be a Permitted Transferee of any Class B Holder.

     (vi) Any purported transfer of record or beneficial ownership of shares of Class B Common Stock other than in accordance with the terms of this Section
(2)E shall, without any action on anyone's part, result in the conversion of each share of the purportedly transferred share of Class B Common Stock into one share of Common Stock effective on the date of such purported transfer, and the stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent such number of shares of Common Stock.

     (vii) Shares of Class B Common Stock shall be issued to or registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. The Corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of shares of Class B Common Stock on the Corporation's books, require the furnishing of such affidavits or other proof as it deems necessary to establish that the registered owner of such shares is in fact the beneficial owner of such shares. Notwithstanding the foregoing, shares of Class B Common Stock may be issued to or registered in the name(s) of the trustee(s) of any trust who or which is a Permitted Transferee.

     (viii) The Corporation shall note on the certificates for shares of Class B Common Stock that the shares represented by such certificates are subject to the restrictions on transfer and registration of transfer imposed by this Section
(2)E.

     F. Conversion of the Class B Common Stock. Each share of the Class B Common Stock may at any time be converted at the election of the holder thereof into one share of the Common Stock. Any holder of shares of Class B Common Stock may elect to convert any or all of such shares at one time or at various times in such holder's discretion. Such right shall be exercised by the surrender of the certificate representing each share of Class B Common Stock to be converted to the Corporation at its principal executive offices, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the Corporation) by instruments of transfer, in form satisfactory to the Corporation, duly executed by such holder or his duly authorized attorney. The issuance of a certificate or certificates for shares of the Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate or certificates for

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shares of Common Stock is or are to be issued in a name other than that of the holder of the shares of Class B Common Stock to be converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any such transfer, or shall establish to the satisfaction of the Corporation that such tax has been paid. As promptly as practicable after the surrender for conversion of a certificate or certificates representing shares of Class B Common Stock and the payment of any tax as hereinabove provided, the Corporation will deliver to, or upon the written order of, the holder of such certificate or certificates, a certificate or certificates representing the number of shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate or certificates representing shares of Class B Common Stock (or, if on such date the transfer books of the Corporation shall be closed, then immediately prior to the close of business on the first date thereafter that said books shall be open), and all rights of such holder arising from ownership of shares of Class B Common Stock shall cease at such time, and the person or persons in whose name or names the certificate or certificates representing shares of Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time and shall have and may exercise all the rights and powers appertaining thereto. No adjustments in respect of past cash dividends shall be made upon the conversion of any share of Class B Common Stock; provided, that, if any shares of Class B Common Stock shall be converted into shares of Common Stock subsequent to the record date for the payment of a dividend or other distribution on shares of Class B Common Stock but prior to such payment, the registered holder of such shares of Class B Common Stock at the close of business on such record date shall be entitled to receive on the payment date, with respect to the shares of Common Stock received upon such conversion, the dividend or other distribution which would have been payable had such shares of Common Stock been outstanding and held of record on such dividend record date by the registered holder on such dividend record date of the shares of Class B Common Stock so converted in lieu of the dividend otherwise payable on the shares of Class B Common Stock so converted. The Corporation shall at all times reserve and keep available, solely for the purpose of issuance upon conversion of outstanding shares of Class B Common Stock, such number of shares of Common Stock as may be issuable upon the conversion of all such outstanding shares of Class B Common Stock; provided, that, the Corporation may deliver shares of Common Stock which are held in the treasury of the Corporation for shares of Class B Common Stock to be converted. If any share of Common Stock requires registration with or approval of any governmental authority under any federal or state law before such share of Common Stock may be issued upon conversion, the Corporation will endeavor to cause such share to be duly registered or approved, as the case may be. The Corporation will endeavor to list shares of Common Stock required to be delivered upon conversion prior to such delivery upon any national securities exchange or national market system on which the outstanding shares of Common Stock may be listed at the time of such delivery. All shares of Common Stock which may be issued upon conversion of shares of Class B Common Stock will, upon issuance, be fully paid and nonassessable. The aggregate amount of stated capital represented by shares of Common Stock issued upon conversion of shares of Class B Common Stock shall be the same as the aggregate amount of stated capital represented by the shares of Class B Common Stock so converted.

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     G. Mandatory Conversion of Class B Common Stock. At any time when the aggregate voting power of all outstanding shares of Class B Common Stock as reflected on the stock transfer books of the Corporation falls below 20% of the aggregate voting power of all outstanding shares of Common Stock and Class B Common Stock of the Corporation, or when the Board of Directors and the holders of a majority of the outstanding shares of Class B Common Stock approve the conversion of all of the shares of Class B Common Stock into Common Stock, then, immediately upon the occurrence of either such event, without any action on anyone's part, the outstanding shares of Class B Common Stock shall be converted into shares of Common Stock in accordance with Section (2)F above. In the event of such a conversion, certificates formerly representing outstanding shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the number of shares of Common Stock into which such shares of Class B Common Stock are convertible.

     H. Other Rights. Except as otherwise required by the General Corporation Law of the State of Delaware or as otherwise provided in this Restated Certificate of Incorporation, each share of Common Stock and each share of Class B Common Stock shall have identical powers, preferences and rights.

     (3) Powers and Rights of the Preferred Stock.

     The Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by the Board of Directors; and in such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is also expressly authorized to fix: the right to vote, if any; the consideration for which the shares of such series are to be issued; the number of shares constituting such series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors; the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the Corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the affairs of the Corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of any other class or classes or any other series of stock of the Corporation (other than shares of Class B Common Stock) and the terms and conditions, including price and rate of exchange, of such conversion or exchange; whether shares of such series shall be subject to redemption, and the redemption price or prices and other terms of redemption, if any, for shares of such series including, without limitation, a redemption price or prices payable in shares of Common Stock; the terms and amounts of any sinking fund for the purchase or redemption of shares of such series; and any and all other powers, preferences and relative, participating, optional or other special

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rights and qualifications, limitations or restrictions thereof pertaining to shares of such series permitted by law. The holders of shares of Preferred Stock shall have the relevant class voting rights set forth in Article XIV.


     (4) Issuance of the Common Stock and the Preferred Stock.

     The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in this Restated Certificate of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration, and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law.


                                   ARTICLE IV

                        NAME AND ADDRESS OF INCORPORATOR

      The name and mailing address of the sole incorporator is as follows:

                             Richard A. Palmer, Esq.
                           Fulbright & Jaworski L.L.P.
                                666 Fifth Avenue
                            New York, New York 10103


                                    ARTICLE V

                                    DIRECTORS

     (l) Power of the Board of Directors. The property and business of the Corporation shall be controlled and managed by or under the direction of its Board of Directors. In furtherance, and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

     (a) To make, alter, amend or repeal the By-Laws of the Corporation, but only in accordance with the provisions of Article XIII; provided, that no By-Laws hereafter adopted shall invalidate any prior act of the directors that would have been valid if such By-Laws had not been adopted;


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     (b) To determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to manage and direct the property, business and affairs of the Corporation, including the power to designate and empower committees of the Board of Directors, to elect, appoint and empower the officers and other agents of the Corporation, and to determine the time and place of, and the notice requirements for Board meetings, as well as the manner of taking Board action; and

     (c) To exercise all such powers and do all such acts as may be exercised by the Corporation, subject to the provisions of the laws of the State of Delaware, this Restated Certificate of Incorporation, and the By-Laws of the Corporation.

     (2) Number and Qualifications of Directors; Classified Board of Directors. The number of directors constituting the entire Board of Directors shall be fixed at a number not less than six by, or in the manner provided in, the By-Laws. The Board of Directors shall be divided into three classes, as nearly equal in number as possible, with the mode of such classification to be set forth in the By-Laws. Except as otherwise provided in the By-Laws with respect to the implementation of this Article V, directors shall be elected to hold office for a term of three years, with the term of office of one class of directors expiring each year. As used in this Restated Certificate of Incorporation, the term "entire Board of Directors" means the total number of directors fixed by, or in the manner provided in, the By-Laws.

     (3) Nominations. Subject to the rights of holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock and the Class B Common Stock) then outstanding, nominations for the election of directors may be made by the affirmative vote of a majority of the entire Board of Directors or by any stockholder of record entitled to vote generally in the election of directors. However, any stockholder of record entitled to vote generally in the election of directors desiring to nominate one or more persons for election as directors at any meeting of stockholders may do so only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of meeting was mailed or such public disclosure was made, whichever first occurs. Each such notice to the Secretary shall set forth: (i) the name and address of record of the stockholder who intends to make the nomination; (ii) a representation that the stockholder is a holder of record of shares of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a director of the Corporation if so elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. The presiding officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     (4) Vacancies. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock and the Class B Common Stock) then outstanding, any vacancies in the Board of Directors for any reason, including by reason of any increase in the number of directors, shall, if occurring prior to the expiration of the term of office of the class in which such vacancy occurs, be filled only by the Board of Directors, acting by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, and any directors so elected shall hold office until the next election of directors.

     (5) Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock and the Class B Common Stock) then outstanding, (i) any director, or the entire Board of Directors, may be removed from office at any time prior to the expiration of his term of office, with or without cause, only by the affirmative vote of the holders of record of at least 66 2/3% of the aggregate voting power of all outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, at a special meeting of stockholders called expressly for that purpose; and (ii) any director may be removed from office by the affirmative vote of a majority of the entire Board of Directors, at any time prior to the expiration of his term of office, as provided by law, in the event a director fails to meet the qualifications stated in the By-Laws for election as a director or in the event such director is in breach of any agreement between such director and the Corporation relating to such director's service as a director or employee of the Corporation.


                                   ARTICLE VI

                                    DURATION

     The Corporation shall have perpetual existence.

                                   ARTICLE VII

                                    PURPOSES


     The nature of the business or purposes to be conducted or promoted by the Corporation shall be to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.


                                  ARTICLE VIII

                             STOCKHOLDERS' MEETINGS

     Special meetings of stockholders of the Corporation may be called only by
(i) the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors, (ii) the Chairman of the Board, (iii) the Vice Chairman of the Board, (iv) the President, or (v) by the holders of record of at least 50.1% of the aggregate voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, acting together as a single class.


                                   ARTICLE IX

                              BUSINESS COMBINATIONS

     (1) Certain Definitions. For the purposes of this Article:

     A. "Affiliate" or "Associate" have the meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on December 31, 1998.

     B. "Beneficial Owner" has the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on December 31, 1998.

     C. "Business Combination" means:

     (i) any merger or consolidation of the Corporation or any Subsidiary with
(a) an Interested Stockholder or (b) any other Person (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

     (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with, or proposed by or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder of any assets of the Corporation or any Subsidiary including, without limitation, any voting securities of a Subsidiary having an aggregate Fair Market Value of not less than 1% of the total assets of the Corporation as reported in the consolidated balance sheet of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared; or

     (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to or with, or proposed by or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of not less than 1% of the total assets of the Corporation as reported in the consolidated balance sheet of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared; or

     (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation, or any spin-off or split-up of any kind of the Corporation or any Subsidiary, proposed by or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder; or

     (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any Subsidiary or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the percentage of the outstanding shares of (a) any class of equity securities of the Corporation or any Subsidiary or
(b) any class of securities of the Corporation or any Subsidiary convertible into equity securities of the Corporation or any Subsidiary, represented by securities of such class which are directly or indirectly owned by an Interested Stockholder and all of its Affiliates and Associates; or

     (vi) any other transaction with an Interested Stockholder or its Affiliates or Associates which requires the approval of the stockholders under the General Corporation Law of Delaware; or

     (vii) any agreement, contract or other arrangement providing for any one or more of the actions specified in clauses (i) through (vi) of this Section (1)C.

     D. "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price, or if closing sale prices are not reported, the closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the Nasdaq Stock Market, Inc. or any similar interdealer quotation system then in use, or, if no such quotation is available, the fair market value on the date in question of a share of such stock as determined by a majority of the Board of Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as is determined by a majority of the Board of Directors in good faith.

     E. "Interested Stockholder" means any Person (other than the Corporation or any Subsidiary, any employee benefit plan maintained by the Corporation or any Subsidiary or any trustee or fiduciary with respect to any such plan when acting in such capacity) who or which:

     (i) is, or was at any time within the two-year period immediately prior to the date in question, the Beneficial Owner of 10% or more of the then outstanding Voting Stock of the Corporation, provided, however, that any Person who or which, immediately prior to the effective time of the impending merger between Pulitzer Publishing and Hearst-Argyle Television, Inc., a Delaware corporation, is the Beneficial Owner of 10% or more of the outstanding Class B Common Stock of the Corporation, or the Permitted Transferee of any such Person, shall not be an Interested Stockholder; or

     (ii) is an assignee of, or has otherwise succeeded to, any shares of Voting Stock of the Corporation of which an Interested Stockholder was the Beneficial Owner at any time within the two-year period immediately prior to the date in question, if such assignment or succession shall have occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act of 1933, as amended.

     For the purpose of determining whether a Person is an Interested Stockholder, the outstanding Voting Stock of the Corporation shall include unissued shares of Voting Stock of the Corporation of which the Interested Stockholder is the Beneficial Owner but shall not include any other shares of Voting Stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, to any Person who is not the Interested Stockholder.

     F. A "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act.

     G. "Subsidiary" means any corporation of which the Corporation owns, directly or indirectly, (i) a majority of the outstanding shares of equity securities of such corporation, or (ii) shares having a majority of the aggregate voting power of all outstanding shares of Voting Stock of such corporation. For the purpose of determining whether a corporation is a Subsidiary, the outstanding Voting Stock and shares of equity securities thereof shall include unissued shares of which the Corporation is the Beneficial Owner but shall not include any other shares of Voting Stock of such corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants, or options, or otherwise, to any Person other than the Corporation.

     H. "Voting Stock" means outstanding shares of capital stock of the relevant corporation entitled to vote generally in the election of directors.

     (2) Vote for Business Combinations. In addition to any affirmative vote required by law or by this Restated Certificate of Incorporation, unless a Business Combination shall have been approved by the affirmative vote of not less than a majority of the entire Board of Directors, any Business Combination shall require the affirmative vote of the holders of record of at least 66 2/3% of the aggregate voting power of all outstanding shares of the Voting Stock of the Corporation, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

     (3) Powers of Board of Directors. A majority of the Board of Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article, including, without limitation, (A) whether a Person is an Interested Stockholder, (B) the number of shares of Voting Stock of the Corporation beneficially owned by any Person, (C) whether a Person is an Affiliate or Associate of another, and (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of not less than 1% of the total assets of the Corporation as reported in the consolidated balance sheet of the Corporation as of the end of the most recent quarter with respect to which such balance sheet has been prepared; and the good faith determination of a majority of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article.

     (4) Amendment, Repeal. Notwithstanding any other provisions of this Restated Certificate of Incorporation or By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the other provisions of this Restated Certificate of Incorporation or the By-Laws of the Corporation), and in addition to any requirement of the General Corporation Law of Delaware, the affirmative vote of the holders of record of at least 66 2/3% of the aggregate voting power of all outstanding shares of Voting Stock of the Corporation held by stockholders other than an Interested Stockholder or its Affiliates or Associates, voting together as a single class, shall be required to amend or repeal, or to adopt any provisions inconsistent with, this Article IX; provided, however, that the preceding provision shall not be applicable to any amendment or repeal or adoption of any provision inconsistent with this
Article IX, and such amendment or repeal or adoption of any provision inconsistent with this Article IX shall require only such affirmative vote as is required by law and any other provisions of this Restated Certificate of Incorporation, if such amendment or repeal or adoption shall have been approved by a majority vote of the members of the Board of Directors who are not Interested Stockholders or Affiliates or Associates of Interested Stockholders.

     (5) No Effect on Fiduciary Obligations. Nothing contained in this Article shall be construed to relieve the members of the Board of Directors or an Interested Stockholder from any fiduciary obligation imposed by law.


                                    ARTICLE X

                           DELIBERATIONS OF DIRECTORS

     The Board of Directors of the Corporation, when evaluating any offer of another party to make a tender or exchange offer for any equity security of the Corporation, to merge or consolidate the Corporation with another corporation or to purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to the effect of such a transaction on the editorial and publishing integrity and the character and quality of the Corporation's newspaper and other operations, all other relevant factors, including, without limitation, the social, legal and economic effects on the employees, customers, suppliers and other affected persons, firms and corporations and on the communities and geographical areas in which the Corporation and its subsidiaries operate or are located and on any of the businesses and properties of the Corporation or any of its subsidiaries, as well as such other factors as the directors deem relevant.


                                   ARTICLE XI

                                 INDEMNIFICATION

     (1) Action Not By or on Behalf of Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     (2) Action By or on Behalf of Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     (3) Successful Defense. To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section (1) or (2) of this Article XI, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     (4) Determination of Right to Indemnification in Certain Circumstances. Any indemnification under Section (1) or (2) of this Article XI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in this Article. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (A) by a majority vote of the directors who are not parties to such action, suit or proceeding , even though less than a quorum, or (B) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (C) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (D) by the stockholders.

     (5) Advance Payment of Expenses. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

     (6) Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. Without limiting the foregoing, the Corporation is authorized to enter into an agreement with any director, officer, employee or agent of the Corporation providing indemnification for such person against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement that result from any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the Corporation, that arises by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent allowed by law, except that no such agreement shall provide for indemnification for any actions that constitute fraud, actual dishonesty or willful misconduct.

     (7) Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this
Article XI.

     (8) Certain Definitions. For the purposes of this Article XI, (A) any director, officer, employee or agent of the Corporation who shall serve as a director, officer, employee or agent of any other corporation, joint venture, trust or other enterprise of which the Corporation, directly or indirectly, is or was a stockholder or creditor, or in which the Corporation is or was in any way interested, or (B) any director, officer, employee or agent of any subsidiary corporation, joint venture, trust or other enterprise wholly-owned by the Corporation, shall be deemed to be serving as such director, officer, employee or agent at the request of the Corporation, unless the Board of Directors of the Corporation shall determine otherwise. In all other instances where any person shall serve as a director, officer, employee or agent of another corporation, joint venture, trust or other enterprise of which the Corporation is or was a stockholder or creditor, or in which it is or was otherwise interested, if it is not otherwise established that such person is or was serving as such director, officer, employee or agent at the request of the Corporation, the Board of Directors of the Corporation may determine whether such service is or was at the request of the Corporation, and it shall not be necessary to show any actual or prior request for such service. For purposes of this Article XI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article XI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article XI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article XI.

     (9) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (10) The Delaware Court of Chancery shall have exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this Article XI or under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise. The Delaware Court of Chancery may summarily determine the Corporation's obligation to advance expenses (including attorneys' fees).

     (11) A director's liability to the Corporation for breach of duty to the Corporation or its stockholders shall be limited to the fullest extent permitted by Delaware law as now in effect or hereafter amended. In particular, no director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (A) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (C) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended; or (D) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE XII

                            AMENDMENT OF CERTIFICATE
                                OF INCORPORATION

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power; provided, that, notwithstanding the fact that a lesser percentage may be specified by the General Corporation Law of Delaware, the affirmative vote of the holders of record of at least 66 2/3% of the aggregate voting power of all outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter, change, repeal, or adopt any provision or provisions inconsistent with, Section (2), (3) or (4) of Article III, Articles V, VIII, IX, XI, XIII, XIV or this Article XII of this Restated Certificate of Incorporation unless such amendment, alteration, repeal or adoption of any inconsistent provision or provisions is declared advisable by the Board of Directors by the affirmative vote of a majority of the entire Board of Directors, in which case the percentage required shall be as specified by the General Corporation Law of Delaware.


                                  ARTICLE XIII

                              AMENDMENT OF BY-LAWS

     The By-Laws of the Corporation may be amended, altered, changed or repealed, and a provision or provisions inconsistent with the provisions of the By-Laws as they exist from time to time may be adopted, only by the majority of the entire Board of Directors or by the affirmative vote of the holders of record of at least 66 2/3% of the aggregate voting power of all outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, notwithstanding the fact that a lesser percentage may be specified by the General Corporation Law of Delaware.


                                   ARTICLE XIV

                                  VOTING RIGHTS

     (1) Common Stock. In addition to any other approval required by law or by this Restated Certificate of Incorporation, the affirmative vote of a majority of the then outstanding shares of Common Stock, voting separately as a class, shall be necessary to approve any consolidation of the Corporation with another corporation, any merger of the Corporation into another corporation or any merger of any other corporation into the Corporation pursuant to which shares of Common Stock or Class B Common Stock are converted into or exchanged for any securities or any other consideration, unless, pursuant to such consolidation or merger, each share of Common Stock will receive consideration of a type identical to the type to be received by each share of Class B Common Stock and each share of Common Stock will receive consideration in an amount equal to the amount to be received by each share of Class B Common Stock.

     (2) Preferred Stock. In addition to any other approval required by law or by this Restated Certificate of Incorporation, each particular series of any class of Preferred Stock shall have such right to vote, if any, as shall be fixed in the resolution or resolutions, adopted by the Board of Directors, providing for the issuance of shares of such particular series.

     (3) Agreement of Merger or Consolidation. In addition to any other approval required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of record of at least 66 2/3% of the aggregate voting power of all outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required to approve any consolidation of the Corporation with another corporation, any merger of the Corporation into another corporation or any merger of any other corporation into the Corporation other than any merger between the Corporation and any corporation in which at least 90 percent of the outstanding shares of each class of stock is owned by the Corporation, unless any such transaction is approved by the Board of Directors by the affirmative vote of a majority of the entire Board of Directors, in which case the percentage required shall be as specified by the General Corporation Law of Delaware.

     (4) Sale of Assets. In addition to any other approval required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of record of at least 66 2/3% of the aggregate voting power of all outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required to authorize any sale, lease, or exchange of all or substantially all of the Corporation's property and assets, including its goodwill and its corporate franchises, unless any such transaction is deemed expedient and for the best interests of the Corporation by the Board of Directors by the affirmative vote of a majority of the entire Board of Directors, in which case the percentage required shall be as specified by the General Corporation Law of Delaware.


                                   ARTICLE XV

     Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of

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


stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation."

     THIRD: Effective upon filing with the Secretary of State, this Restated Certificate of Incorporation restates and amends the Certificate of Incorporation of the Corporation.

     FOURTH: In lieu of a special meeting, the sole stockholder of the Corporation has given its written consent to said restatement and amendment in accordance with the provisions of Section 228 of the GCL.

     FIFTH: This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the GCL.

     SIXTH: The capital of the Corporation will not be reduced under or by reason of any amendment in this Restated Certificate of Incorporation.

     IN WITNESS WHEREOF, PULITZER INC. has caused this Restated Certificate of Incorporation to be signed by its Senior Vice President - Finance and attested to by its Secretary this 5th day of February, 1999.

                                          PULITZER INC.


                                          By: /s/ Ronald H. Ridgway
                                             -------------------------
                                             Ronald H. Ridgway
                                             Senior Vice President - Finance

Attest:


       /s/ James V. Maloney
       --------------------
           James V. Maloney
           Secretary

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